Exhibit (d)(3)

Execution Version

EQUITY COMMITMENT LETTER

February 26, 2024

TO:	Apex Intermediate Holdco, Inc.

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, MA 02110

Attention: [***]

Ladies and Gentlemen:

In connection with that certain Agreement and Plan of Merger dated as of the date hereof (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), Apex Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Agiliti, Inc., a Delaware corporation (the “Company”), the undersigned private equity investment funds (collectively, the “Sponsors”) are pleased to offer this commitment to purchase, directly or indirectly, securities of Parent, subject to the terms and conditions herein, for an aggregate purchase price in cash equal to $100,000,000.00 or such lesser amount, which, when aggregated with (A) the aggregate value of any cash investment or rollover equity investment in the Parent, directly or indirectly, by executives or equityholders of the Company at the Closing and (B) available borrowings under the Company’s Existing Credit Agreement, the Existing Receivables Agreement, and any Additional Financing is sufficient to fund the payment of the Merger Consideration and the payment of all other amounts required to be paid by Parent on the Closing Date pursuant to the terms of the Merger Agreement (including, for the avoidance of doubt, pursuant to Section 3.1, Section 3.2 and Section 3.5 thereof) (collectively, the “Closing Payments”), together with all related fees and expenses contemplated to be paid on the Closing Date associated with the Merger Agreement and the transactions contemplated thereby and to otherwise consummate the transactions contemplated thereby (the “Aggregate Commitment”). The proceeds of the Aggregate Commitment will be used solely for the purposes of acquiring, directly or indirectly, 100% of the outstanding equity interests of the Company, which will be effected by the merger of Merger Sub with and into the Company with the Company surviving such merger, in each case, as further set forth in, and subject to the terms and conditions of, the Merger Agreement (the “Transaction”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

1. Commitment. Subject to the terms and conditions hereof, each Sponsor hereby severally (and not jointly or jointly and severally) irrevocably commits and agrees to acquire, directly or indirectly, the securities of Parent for an aggregate purchase price in cash equal to the percentage of the Aggregate Commitment set forth opposite such Sponsor’s name on Schedule A hereto (such amount with respect to each Sponsor is such Sponsor’s “Maximum Sponsor Commitment”). For the avoidance of doubt, without limiting the foregoing, the issuer and type of securities shall be determined by the Sponsors in their sole discretion. The proceeds from the Sponsors’ Aggregate Commitment shall be used to provide a portion of the funding for the Transaction, including the payment of related fees and expenses, and for no other purpose. The Sponsors shall not be obligated to fund the Aggregate Commitment (or any portion thereof) evidenced hereby except as expressly set forth herein. No Sponsor shall, under any circumstances, be obligated to contribute to Parent more than such Sponsor’s Maximum Sponsor Commitment. Notwithstanding anything to the contrary in this letter, each Sponsor may allocate all or a portion of its Maximum Sponsor Commitment to any Affiliated Entity (as defined in Section 9 hereof) and the Maximum Sponsor Commitment of any such Sponsor will be reduced dollar-for-dollar by any amounts actually contributed to Parent by such Affiliated Entity (and not returned) at or prior to the Closing. Solely and only to the extent Parent does not require all of the cash with respect to which each Sponsor has made its Maximum Sponsor Commitment in order to consummate the Transaction, each Sponsor may elect to reduce its Maximum Sponsor Commitment to be funded under this letter.

2. Conditions Precedent. Each Sponsor’s obligation to fund such Sponsor’s Maximum Sponsor Commitment shall be conditioned upon:

a. the execution and delivery of the Merger Agreement by all of the parties to the Merger Agreement;

b. the satisfaction or valid waiver of all conditions precedent to the Closing set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their nature can only be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions at the Closing); and

c. the substantially simultaneous consummation of the Closing.

3. Limited Guaranty. Concurrently with the execution and delivery of this letter, the Sponsors are executing and delivering to the Company a Limited Guaranty, dated as of the date hereof (the “Limited Guaranty”), relating to certain of Parent’s obligations under the Merger Agreement. As more fully described in the Limited Guaranty, other than a Claim (as defined below) against Parent and Merger Sub (and no other Person) under and pursuant to the Merger Agreement, the Company’s remedies against the Sponsors under the Limited Guaranty are intended to be, and shall be, the sole and exclusive direct or indirect remedies available to the Company, any of its direct or indirect equityholders, and their respective Affiliates (and any Person claiming by, through or on behalf of any of them) against the Sponsors and/or any Non-Parties (as such term is defined in the Limited Guaranty) for any Claim arising under or related to the Transaction, except for the rights of the Company set forth in Section 5 hereof.

4. No Recourse.

a. Notwithstanding anything that may be expressed or implied in this letter to the contrary, by its acceptance hereof, Parent acknowledges, covenants and agrees, on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of any of them, that all Proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this letter, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this letter, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this letter (each of such above-described legal or equitable theories or sources of liability, a “Claim”) may be made only against (and are expressly limited to) the Sponsors as expressly identified in the preamble to and signature page(s) of this letter. No Person who is not a Sponsor (including, without limitation, (i) any past, present or future director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, management company, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to (all above-described Persons in this subclause (i), collectively, “Affiliated Persons”) any Sponsor or any Affiliate of any Sponsor, and (ii) any Affiliated Persons of such Affiliated Persons (the Persons in subclauses (i) and (ii), together with their respective successors, assigns, heirs, executors or administrators, collectively, “Non-Parties” and each, individually, a “Non-Party”) shall have any liability or obligation whatsoever in respect of, based upon or arising out of any Claims arising under this letter.

b. Without limiting the generality of the foregoing, to the maximum extent explicitly permitted or otherwise conceivable under applicable Law, (i) Parent hereby waives, releases and disclaims any and all Claims against all Non-Parties, including, without limitation, any Claims to avoid or disregard the entity form of a Sponsor or otherwise seek to impose any liability arising out of, relating to or in connection with a Claim on any Non-Parties, whether a Claim granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) Parent disclaims any reliance upon any Non-Parties with respect to the performance of this letter or any representation or warranty made in, in connection with, or as an inducement to this letter. This Section 4 shall survive the termination of this letter.

5. Enforcement. This letter shall be binding on the Sponsors solely for the benefit of Parent, and nothing set forth in this letter shall be construed to confer upon or give any Person, other than Parent, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Aggregate Commitment or any other provision of this letter; provided, however, that subject to the terms and conditions of the Merger Agreement, including, without limitation, Section 9.13 thereof, the Company is hereby made a third party beneficiary of the rights granted to Parent hereunder only for the purpose of obtaining specific performance of Parent’s right to cause the Aggregate Commitment to be funded hereunder, which right of specific performance may be sought directly against the Sponsors or indirectly through Parent, but, in each case, solely to the extent that Parent can enforce this letter pursuant to the terms hereof and solely to the extent permitted by Section 9.13 of the Merger Agreement, and for no other purpose (including, without limitation, any claim for monetary damages).

6. Termination. All obligations of the Sponsors relating to, arising out of or in connection with this letter shall terminate automatically and immediately upon the earliest to occur of: (a) the Closing (and the payment of the amounts required to be paid pursuant to the terms of the Merger Agreement); (b) the valid and effective termination of the Merger Agreement in accordance with its terms, provided, that if there is a dispute as to whether there has been a valid and effective termination of the Merger Agreement, the obligations of the Sponsors set forth in this letter shall not terminate until a final, non-appealable adjudication determining a valid and effective termination of the Merger Agreement; (c) the assertion by the

Company, any of its equityholders, or any of their respective Affiliates, directly or indirectly, of any Claim against any Sponsor or any Non-Party, other than any Claim (i) by the Company against Parent pursuant to the Merger Agreement (including any Claim against Parent or the Sponsors seeking specific performance of the Sponsors’ obligation to fund the Aggregate Commitment in accordance with and subject to the terms and conditions of this letter and Section 9.13 of the Merger Agreement) or (ii) by the Company against any Sponsor pursuant to the Limited Guaranty, until such time as all amounts guaranteed thereunder and payable have been paid, in each case, in accordance with and subject to the terms and conditions thereof; and (d) each Sponsor funding the Maximum Sponsor Commitment required to be funded by such Sponsor pursuant to Section 1 hereof.

7. Representations and Warranties. Each Sponsor hereby represents and warrants to Parent that (a) it has all requisite limited partnership power and authority to execute, deliver and perform this letter, (b) the execution, delivery and performance of this letter by such Sponsor (i) has been duly and validly authorized and approved by all necessary action by it, and (ii) shall not result (x) in any material breach or violation of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Law applicable to such Sponsor or its assets, or (y) in a material breach or violation of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (1) any material contract to which such Sponsor is a party or otherwise bound or (2) such Sponsor’s limited partnership agreement or other organizational documents, (c) this letter has been duly and validly executed and delivered by it and (assuming due execution and delivery of this letter and the Merger Agreement by all the other parties hereto and thereto) constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Laws, (d) such Sponsor has, and will have for so long as this letter shall remain in effect, available funds or undrawn capital commitments in excess of the sum of its Maximum Sponsor Commitment hereunder plus the aggregate amount of all other commitments and obligations it has outstanding at such time, (e) payment in full of the sum of its Maximum Sponsor Commitment shall not result in a breach or violation of any applicable concentration limits or similar restrictions applicable to such Sponsor, and (f) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this letter by such Sponsor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this letter by such Sponsor.

8. Indemnification.

a. Parent agrees to indemnify and to hold harmless each of the Sponsors and each of the Non-Parties (collectively, the “Indemnified Persons”) from and against any and all Proceedings (including any investigations or inquiries), losses, Claims, damages, liabilities or expenses of any kind or nature whatsoever that may be suffered, incurred by or asserted against or involve the Indemnified Persons as a result of or arising out of or in any way related to the transactions described in this letter (including those resulting from any Indemnified Person’s negligence); provided, however, that the foregoing will not apply to any losses of an Indemnified Person to the extent found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. Parent further agrees to pay to or reimburse any Indemnified Person upon demand any legal or other expenses incurred by such Indemnified Person in connection with investigating, defending, or preparing to defend any such Proceeding (including any inquiry or investigation). The provisions of this Section 8 are independent of all other obligations of Parent hereunder and shall survive termination or expiration of the commitment embodied in this letter.

b. PARENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF ANY SPONSOR OR ANY OTHER INDEMNIFIED PERSON.

9. No Assignment. The Aggregate Commitment evidenced by this letter shall not be assignable by Parent, on the one hand, or the Sponsors, on the other hand, without the prior written consent of the Sponsors or Parent, respectively, and the Company and such consent, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment; provided that without any such consent the Sponsors may assign all or a portion of their obligation to fund the Aggregate Commitment to one or more private equity funds or co-investors and their respective investment vehicles or similar entities (each an “Affiliated Entity”) so long as such assignment would not reasonably be expected to delay the consummation of the transactions contemplated in the Merger Agreement; provided, further, that any such assignment pursuant to the immediately preceding proviso shall not relieve the Sponsors of their obligations hereunder and Parent (and the Company, solely to the extent permitted herein) shall be entitled to pursue all rights and remedies against the Sponsors subject to the terms and conditions of this letter and the Merger Agreement. Any purported assignment of the Aggregate Commitment in contravention of this Section 9 shall be void.

10. Amendment. This letter may not be amended except pursuant to a written document duly executed by each of the Sponsors, Parent and the Company provided, however, that each Sponsor may amend Schedule A to reflect any assignment permitted by Section 9 (solely to the extent such assignment is permitted thereby).

11. Third Party Beneficiary. Except for Non-Parties (pursuant to Section 4 hereof), the Company (pursuant to Section 5 hereof) and Indemnified Persons (pursuant to Section 8 hereof), no Person other than Parent shall be entitled to rely upon this letter, and this letter shall be binding upon and inure solely to the benefit of each party hereto and nothing herein or in any other agreement (including, without limitation, the Merger Agreement or the Limited Guaranty), express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies whatsoever under or by reason of this letter. In furtherance of the foregoing, no creditor of Parent or any of its Affiliates (other than the Company, subject to the express provisions hereof) shall have any right to enforce this letter or to cause Parent to enforce this letter.

12. Governing Law. THIS LETTER SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

13. Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

a. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this letter, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this letter or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 9.6 of the Merger Agreement. Each party hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 of the Merger Agreement shall be effective service of process for any Action in connection with this letter.

b. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THIS LETTER. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

14. Severability. Any term or provision of this letter that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this letter may not be enforced without giving effect to the provisions in Sections 4, 5, 6, and 8. No party hereto shall assert, and each party hereto shall cause its respective Affiliates not to assert, that this letter or any part hereof is invalid, illegal or unenforceable.

15. Miscellaneous. This letter may be executed in any number of counterparts (including by electronic mail portable document format (*.pdf) (or similar electronic means)), and each such counterpart when delivered shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. The provisions of this letter contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior oral or written agreements, undertakings, understandings, discussions, negotiations or proposals relating to the subject matter hereof. The headings contained in this letter are for convenience purposes only and will not in any way affect the meaning or interpretation hereof. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this letter and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this letter.

16. Confidentiality. This letter shall be treated as strictly confidential and is being provided to Parent (and made available to the Company) solely in connection with the Merger Agreement and the Transaction. This letter may not be used, circulated, quoted or otherwise referred to in any document, except the Merger Agreement or with the written consent of the Sponsors. Notwithstanding the foregoing, this letter may be provided to the Company, its affiliated advisors and representatives who have been directed to treat this letter as confidential, and on the condition that the Company agrees to treat, and shall cause its advisors to so treat, this letter as confidential; provided, that the Company may disclose such information to the extent required in connection with the enforcement of the terms of this letter, the Merger Agreement, the Limited Guaranty or any ancillary documents, or as required by law, any Governmental Entity, the applicable rules of any national securities exchange or in connection with any U.S. Securities and Exchange Commission filings in relation to the transactions contemplated by the Merger Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing is acceptable to you, please sign and return a copy of this letter.

Very truly yours,

SPONSORS:

THOMAS H. LEE EQUITY FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: Authorized Signatory

THOMAS H. LEE PARALLEL FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: Authorized Signatory

THL EXECUTIVE FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: Authorized Signatory

THL FUND VIII COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: Authorized Signatory

STEPSTONE H OPPORTUNITIES FUND, L.P.

By: StepStone H (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV, L.P.

By: StepStone Capital IV (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV OFFSHORE HOLDINGS, L.P.

By: StepStone Capital IV (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV EUROPE HOLDINGS SCSP

By: StepStone Group LP, its portfolio manager
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE K STRATEGIC OPPORTUNITIES FUND III, L.P.

By: StepStone K Opportunities (GP), LLC, its general partner
By: StepStone Partners, L.P., its sole member
By: StepStone Group LP, its general partner
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

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STEPSTONE KF PRIVATE EQUITY FUND II, L.P.

By: StepStone KF (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE MAPLE OPPORTUNITIES FUND, L.P.
[in respect of its underlying limited partner GCUT]

By: StepStone Maple (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE MAPLE OPPORTUNITIES FUND, L.P.
[in respect of its underlying limited partner UTMT]

By: StepStone Maple (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE P OPPORTUNITIES FUND, L.P.

By: StepStone P (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

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SUNSTONE PE OPPORTUNITIES FUND, LLC

By: StepStone Group LP, its manager
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

Accepted and Acknowledged:

PARENT:

APEX INTERMEDIATE HOLDCO, INC.

By:	/s/ Megan Preiner
Name:	Megan Preiner
Title: Director

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